EXHIBIT 10.12




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                                REAL ESTATE LEASE


      This Lease Agreement (this "Lease") is dated November 11, 2014, by and between TJ INVESTMENTS LLC ("Landlord"), and STRAINWISE ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant A 2,976 SQUARE FOOT OFFICE BUILDING AT 9462 FEDERAL BLVD. $23.00/sf. NNN LEASE. 5-YEAR TERM WITH (2) CONSECUTIVE 5 YEAR OPTIONS. (the "Premises") located at 9462 FEDERAL BLVD., FEDERAL HEIGHTS, Colorado 80260.

TERM. The lease term will begin on November 15, 2014 and will terminate on November 30, 2019. It is understood that either party must provide written notification to the other thirty (30) days in advance of intent to vacate the Premises. Termination must occur at the end of the calendar month. Upon vacating the Premises, Tenant hereby agrees to return same in as good repair and "Broom Cleaned" condition as of the commencement date of the Lease, acceptable to Landlord 's designated representative.

TRIPLE NET LEASE. This Lease is what is commonly referred to as a "Triple Net Lease", it being the intention of the parties that Landlord shall not have any responsibility of any kind or nature whatsoever to maintain, repair, improve, alter or in any way incur any expense in connection with the Property, and that the rent and any other payments to be made by Tenant to or on behalf of Landlord under the terms hereof, are to be free and clear of any impositions, expenses or setoffs of any kind or nature whatsoever, including without limitation, any taxes, charges or expenses in connection with the ownership, maintenance, repair and operation of the Property, all such expenses, charges and taxes to be paid by Tenant as provided herein.

Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon and a proportionate share of real property taxes, all-risk and earthquake insurance, and common area maintenance expenses. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable, proportionate share as determined by Landlord of all charges jointly metered with other Premises.

LEASE PAYMENTS. Tenant shall pay to Landlord monthly installments of $5,704.00, payable in advance on the first day of each month, for a total lease payment of $347,944.00. Lease payments shall be made to the Landlord at 3291 W. 74TH AVE., WESTMINSTER, Colorado 80030, which address may be changed from time to time by the Landlord.

ESTIMATED PAYMENTS. Tenant shall be notified by Landlord of Estimated Payments for taxes, insurance, maintenance of the landscaping and parking lot, and landscaping and parking lot utilities and services from time to time. The Estimated Payments shall be paid by Tenant together with rent, on the first day of each month throughout the Term. The Estimated Payments may be increased or decreased by Landlord upon written notice to Tenant based upon statements


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received or charges incurred by Landlord,  information  available to Landlord as to the probable cost of expected charges and expenses, or the reasonable estimate of Landlord as to the probable amount of expected charges or expenses. Landlord shall be entitled to retain the monies received from such payments in its general fund pending payment of all such costs and charges. No more frequently than once each calendar quarter, the actual costs shall be determined by Landlord, and Tenant shall remit to Landlord on demand its unpaid pro rata share of the actual expense. In the event Tenant paid more than the actual expenses for such period of time, Landlord shall apply such overpayment towards the next Estimated Payments owing by Tenant. At the termination of this Lease, an accounting for such charges and expenses shall be made to the nearest practical accounting period, and Tenant shall pay to Landlord any balance due, or the Landlord shall refund to Tenant any excess amount paid.

SECURITY DEPOSIT. At the time of the signing of this Lease, Tenant shall pay to Landlord, in trust, a security deposit of $6,000.00 to be held and disbursed for Tenant damages to the Premises (if any) as provided by law.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing. At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted.

USE OF PREMISES. Tenant may use the Premises only for ESTABLISHMENT AS A MEDICAL MARIJUANA RETAILER AND OR AS ALLOWED BY THE LOCAL MUNICIPALITY. The Premises may be used for any other purpose only with the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

ALTERATIONS. Tenant covenants and agrees that all Alterations constructed on the Property or work performed or caused to be performed by Tenant shall be in full compliance with all laws, rules, orders, ordinances, directions, codes, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction over the Property. Tenant shall provide Landlord with at least 45 days' notice prior to having any construction materials delivered to the Property or commencing construction of any improvements, and shall reasonably cooperate with Landlord in the posting of a notice of non-responsibility.

COST OF ALTERATIONS. Tenant shall pay all costs of constructing any such Alterations approved by Landlord including but not limited to fees and costs charged by architects, engineers, the general contractor, subcontractors, and laborers and material men, and shall not permit any mechanic's or materialmen's lien to be filed against the Property in connection therewith.

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PARKING. Tenant shall be entitled to use 23 parking space(s) for the parking of the Tenant's customers'/guests/ motor vehicle(s).

PROPERTY INSURANCE. Tenant shall maintain casualty property insurance on the Premises and all improvements against loss or damage by fire and lightning and against loss or damage by other risks in an amount not less than 100% of the full replacement value. Landlord shall be named as an additional insured in such policies. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force issued by companies reasonably satisfactory to Landlord. Landlord shall receive advance written notice from the insurer prior to any termination of such insurance policies. All insurance proceeds payable by the occurrence of any covered loss shall be payable to Landlord, and Tenant shall have no right or claim to any such insurance proceeds payable with respect to the Improvements, excluding, however, any such proceeds that may be payable with respect to Tenant's personal property or trade fixtures.

Tenant shall also maintain any other insurance which Landlord may reasonably require for the protection of Landlord's interest in the Premises. Tenant is responsible for maintaining casualty insurance on its own property.

LIABILITY INSURANCE. Tenant shall maintain liability insurance on the Premises in a total aggregate sum of at least $1,000,000.00. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force issued by companies reasonably satisfactory to Landlord. Landlord shall receive advance written notice from the insurer prior to any termination of such insurance policies.

RENEWAL TERMS. This Lease shall automatically renew for an additional period of ONE MONTH per renewal term, unless either party gives written notice of termination no later than SIXTY DAYS days' prior to the end of the term or renewal term. The lease terms during any such renewal term shall be the same as those contained in this Lease except that the lease installment payments shall be $5,952.00 per month.

MAINTENANCE. Tenant shall have the responsibility to maintain the Premises in good repair at all times during the term of this Lease.

UTILITIES AND SERVICES. Tenant shall be responsible for all utilities and services incurred in connection with the Premises.

Tenant acknowledges that Landlord has fully explained to Tenant the utility rates, charges and services for which Tenant will be required to pay to Landlord (if any), other than those to be paid directly to the third-party provider.

TAXES. Taxes attributable to the Premises or the use of the Premises shall be allocated as follows:


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     REAL ESTATE TAXES. Tenant shall pay all real estate taxes and assessments which are assessed against the Premises during the time of this Lease. Real Property Taxes" shall include any form of assessment, license, fee, rent, tax, levy, penalty or tax imposed by any authority having the direct or indirect power to tax, including any improvement district, as against any legal or equitable interest of Landlord in the Premises or as against Landlord 's business of renting the Premises. Tenant's share of Real Property Taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. With respect to any assessments which may be levied against or upon the Premises, and which may be paid in annual installments, only the amount of such annual installments (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes. Landlord represents that, to the best of his knowledge, there are no assessment or improvement districts being planned which would affect the Premises other than as in effect as of the date of this Lease.

     PERSONAL TAXES. Tenant shall pay all personal taxes and any other charges which may be levied against the Premises and which are attributable to Tenant's use of the Premises, along with all sales and/or use taxes (if any) that may be due in connection with lease payments. Accordingly, Tenant shall pay before delinquency all taxes levied or assessed on Tenant's fixtures, improvements, furnishings, merchandise, equipment and personal property in and on the Premises, whether or not affixed to the real property. If Tenant in good faith contests the validity of any such personal property taxes, then Tenant shall at its sole expense defend itself and Landlord against the same and shall pay and satisfy any adverse determination or judgment that may be rendered thereon and shall furnish Landlord with a surety bond satisfactory to Landlord in an amount equal to 150% of such contested taxes.

     Tenant shall indemnify Landlord against liability for any such taxes and/or any liens placed on the Premises in connection with such taxes. If at any time after any tax or assessment has become due or payable Tenant or its legal representative neglects to pay such tax or assessment, Landlord shall be entitled, but not obligated, to pay the same at any time thereafter and such amount so paid by Landlord shall be repaid by Tenant to Landlord with Tenant's next rent installment together with interest at the highest rate allowable by law.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon SIXTY DAYS days' written notice to Tenant that the Premises have been sold.

TERMINATION CLAUSE. Tenant may, upon 45 days' written notice to Landlord, terminate this lease provided that the Tenant pays a termination charge equal to 1 months' rent or the maximum allowable by law, whichever is less. Termination will be effective as of the last day of the calendar month following the end of the 45 day notice period. Termination charge will be in addition to all rent due up to the termination day.


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MILITARY TERMINATION CLAUSE. In the event, the Tenant is, or hereafter becomes, a member of the United States Armed Forces on extended active duty and hereafter the Tenant receives permanent change of station orders to depart from the area where the Premises are located, or is relieved from active duty, retires or separates from the military, or is ordered into military housing, then in any of these events, the Tenant may terminate this lease upon giving thirty (30) days written notice to the Landlord. The Tenant shall also provide to the Landlord a copy of the official orders or a letter signed by the tenant's commanding officer, reflecting the change, which warrants termination under this clause. The Tenant will pay prorated rent for any days (he/she) occupy the dwelling past the first day of the month. Any security deposit will be promptly returned to the tenant, provided there are no damages to the premises.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 5 days (or any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses (including reasonable attorney fees and expenses) suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent". The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

LATE PAYMENTS. For any payment that is not paid within 5 DAYS AFTER IT IS DUE days after its due date, Tenant shall pay a late fee of $50.00.

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NON-SUFFICIENT FUNDS. Tenant shall be charged $40.00 for each check that is returned to Landlord for lack of sufficient funds.

REMODELING OR STRUCTURAL IMPROVEMENTS. Tenant shall have the obligation to conduct any construction or remodeling (at Tenant's expense) that may be required to use the Premises as specified above. Tenant may also construct such fixtures on the Premises (at Tenant's expense) that appropriately facilitate its use for such purposes. Such construction shall be undertaken and such fixtures may be erected only with the prior written consent of the Landlord which shall not be unreasonably withheld. Tenant shall not install awnings or advertisements on any part of the Premises without Landlord's prior written consent. At the end of the lease term, Tenant shall be entitled to remove (or at the request of Landlord shall remove) such fixtures, and shall restore the Premises to substantially the same condition of the Premises at the commencement of this Lease.


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ACCESS BY LANDLORD TO PREMISES. Subject to Tenant's consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. However, Landlord does not assume any liability for the care or supervision of the Premises. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent. During the last three months of this Lease, or any extension of this Lease, Landlord shall be allowed to display the usual "To Let" signs and show the Premises to prospective tenants.

INDEMNITY REGARDING USE OF PREMISES. To the extent permitted by law, Tenant agrees to indemnify, hold harmless, and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant's possession, use or misuse of the Premises, except Landlord's act or negligence.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord. However, Tenant shall be entitled to use and store only those Hazardous Materials, that are necessary for Tenant 's business, provided that such usage and storage is in full compliance with all applicable local, state and federal statutes, orders, ordinances, rules and regulations (as interpreted by judicial and administrative decisions). Tenant shall not keep or store on the Premises chemicals in quantities, amounts, concentrations or type which are in excess of those permitted by local, state or federal laws, regulations or ordinances.

Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases or discharges of Hazardous Materials on the Premises, or in any common areas or parking lots (if not considered part of the Premises), caused by the acts or omissions of Tenant, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Materials caused by the acts or omissions of Tenant, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant 's cost and expense; such investigation, clean up and remediation to be performed after Tenant has obtained Landlord 's written consent, which shall not be unreasonably withheld; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord 's written consent. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees) arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Materials on or about the Premises caused by the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors.

Tenant shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlords sole discretion.


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COMPLIANCE WITH REGULATIONS. Tenant shall promptly comply with all laws, ordinances, requirements and regulations of the federal, state, county, municipal and other authorities, and the fire insurance underwriters. However, Tenant shall not by this provision be required to make alterations to the exterior of the building or alterations of a structural nature.


MECHANICS LIENS. Neither the Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant.

ARBITRATION. Any controversy or claim relating to this contract, including the construction or application of this contract, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgment granted by the arbitrator(s) may be enforced in any court of proper jurisdiction.

SUBORDINATION OF LEASE. This Lease is subordinate to any mortgage that now exists, or may be given later by Landlord, with respect to the Premises.


OTHER.

FOR RENEWAL. The contract will automatically renew after 60 months, the Landlord will increase the rent to no more than 5% in comparison with the current lease rate.

LICENSE CONTINGENCIES. This lease is contingent upon licensing approval issued by the State of Colorado and shall not be binding if the State of Colorado Medical Marijuana Center store license is not granted.

ASSIGNABILITY/SUBLETTING. Lessee shall have the right to assign the lease or to sublet the premises or any part thereof to a LLC or Corporation that Shawn Phillips has controlling interest, without the consent of the Lessor, provided, however, that no such assignment or subletting shall relieve Lessee from its duty to perform fully all of the agreements, covenants, and conditions set forth in this lease.

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Colorado.

ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.


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SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

SIGNATURES AND NOTICE. This Lease shall be signed by the following parties. No notice under this Lease shall be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed to the parties below:

LANDLORD:

TJ INVESTMENTS LLC
DAN DOAN, President
3291 W. 74TH Ave.
Westminster, Colorado 80030

TENANT:

STRAINWISE
SHAWN PHILLIPS, CEO


LANDLORD:
TJ INVESTMENTS LLC

By: /s/ Dan Doan                   Date:  November 13, 2014
    -------------------------
    Dan Doan, President

TENANT:
STRAINWISE


By: /s/ Shawn Phillips             Date:  November 13, 2014
    -------------------------
    Shawn Phillips, CEO


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